Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
101 Constitution Avenue, NW Suite 900 Washington, DC 20001 T: 202.689.2983 F: 202.689.2952 nelsonmullins.com

June 23, 2023

United Homes Group, Inc.

90 N. Royal Tower Drive

Irmo, South Carolina, 29063

RE:	Registration Statement on Form S-8 in connection with the United Homes Group, Inc. 2023 Equity Incentive Plan.

Ladies and Gentlemen:

We have acted as counsel to United Homes Group, Inc., a Delaware corporation (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, related to the offering of up to an aggregate of 4,759,495 Company Class A Common Shares, par value $0.0001 per share (the “Shares”) issuable under the Company’s 2023 Equity Incentive Plan (the “2023 Plan”). This opinion letter is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K promulgated by the SEC.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments, certificates and records as we deem necessary or advisable for the purposes of this opinion letter, including, without limitation, the 2023 Plan, the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and certain resolutions adopted by the Company’s board of directors.

As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, on certificates and oral or written statements and other information of or from officers and representatives of the Company and public officials and on factual information included in the Company’s filings with the SEC. We have assumed the completeness and authenticity of all documents submitted to us as originals, the completeness and conformity to the originals of all documents submitted to us as copies thereof, the genuineness of all signatures, the legal capacity and mental competence of natural persons, and that all information contained in all documents reviewed by us is true, correct and complete. In addition, we have assumed that the Shares will be issued in accordance with the 2023 Plan and that the Company will receive the authorized consideration for the issuance of the Shares (in an amount not less than the par value thereof).

California | Colorado | District of Columbia | Florida | Georgia | Maryland | Massachusetts | New York

North Carolina | South Carolina | Tennessee | West Virginia

United Homes Group, Inc.

June 23, 2023

On the basis of the foregoing, and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares that may be issued and sold from time to time in accordance with the 2023 Plan have been duly authorized and, when issued and delivered in accordance with the 2023 Plan, will be validly issued, fully paid and nonassessable.

This opinion letter is rendered as of the date hereof, and we assume no obligations to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

Our opinions are based upon and limited to the Delaware General Corporation Law, and no opinion is expressed as to the laws of any other jurisdiction. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of any of the Shares.

Sincerely,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP